UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in a Form 12b-25 Notification of Late Filing filed by Rocky Mountain Chocolate Factory, Inc. (the “Company”) on May 27, 2025, the Company was delayed in filing its Annual Report on Form 10-K for the fiscal year ended February 28, 2025 (the “Form 10-K”) with the U.S. Securities and Exchange Commission (the “SEC”).

On June 17, 2025, the Company received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, because the Company is delinquent in filing the Form 10-K, the Company no longer complied with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires companies with securities listed on The Nasdaq Stock Market to timely file all required periodic reports with the SEC. The Notice had no immediate effect on the listing or trading of the Company’s common stock.

On June 20, 2025, the Company filed the Form 10-K and regained compliance with the Rule. On June 23, 2025, the Company received a notice from Nasdaq indicating that it had regained compliance with the Rule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: June 23, 2025	By:	/s/ Jeffrey R. Geygan
	Name:	Jeffrey R. Geygan
	Title:	Interim Chief Executive Officer